UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On July 14, 2023, the U.S. District Court for the Northern District of California granted preliminary approval of the proposed settlement (the “Settlement”) of the previously disclosed consolidated stockholder derivative action against certain of Zuora’s current and former directors and officers, captioned In re Zuora, Inc. Derivative Litigation, Lead Case No. 3:19-cv-05701-SI. Pursuant to the Settlement, Zuora has agreed to adopt and implement certain corporate governance measures and pay $2.0 million for certain plaintiffs' attorneys’ fees, which payment is expected to be funded by Zuora’s insurance carriers.

Copies of the Notice of Pendency and Proposed Settlement (“Notice”) and the Settlement are attached hereto as Exhibits 99.1 and 99.2, respectively. This Current Report on Form 8-K, the Notice, and the Settlement are also available on Zuora’s website at investor.zuora.com. This website address is included for reference only. The information contained on Zuora’s website is not incorporated by reference into this Current Report on Form 8-K.

In addition, in June 2023, Zuora reached an agreement to settle the previously disclosed consolidated securities class action litigation, filed in 2020 and pending in the Superior Court of the State of California, County of San Mateo, that is consolidated under the caption Olsen v. Zuora, Inc., Case No. 20-civ-1918. The state class action is being resolved as part of the previously disclosed settlement of the federal securities class action in the U.S. District Court for the Northern District of California, that is consolidated under the caption Roberts v. Zuora, Inc., Case No. 3:19-CV-03422. In connection with the settlement of the state case, Zuora agreed to contribute an additional $0.5 million to the previously disclosed proposed settlement in Roberts v. Zuora, Inc. As a result, Zuora is reducing its aggregate accrual previously disclosed for these matters by $0.5 million in the quarter ending July 31, 2023. The settlement is subject to court approval. Zuora denies the claims alleged in the litigation, and the settlement does not assign or reflect any admission of wrongdoing or liability by Zuora or the named defendants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement
99.2	Stipulation and Agreement of Settlement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: July 25, 2023	By:	/s/ Andrew M. Cohen
Andrew M. Cohen
Chief Legal Officer and Corporate Secretary